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                                                                    EXHIBIT 99.1


[AIRGATE PCS LOGO APPEARS HERE]

Contact: Michael D. Picchi
         Vice President Finance
         404-525-7272

                 AIRGATE PCS, INC. ANNOUNCES REVISED OUTLOOK FOR
                   THIRD FISCAL QUARTER 2002 SUBSCRIBER GROWTH

ATLANTA (June 5, 2002) - AirGate PCS, Inc., (Nasdaq/NM: PCSA), a Sprint PCS Network Partner, today indicated that, based on current market conditions, preliminary quarter-to-date trends and internal projections, it is revising expectations for net subscriber additions for the third fiscal quarter ended June 30, 2002. Due to a general slowdown in demand, the Company now expects to add 22,000 to 27,000 new subscribers in the current quarter.

Commenting on the announcement, Thomas M. Dougherty, president and chief executive officer of AirGate PCS, said, "Results for the month of May proved to be lower than originally projected. Consequently, at this time we do not expect to meet our previously reported guidance of 35,000 to 40,000 net adds for the quarter ended June 30, 2002. While our business clearly has been affected by an overall industry decline in demand for new wireless services, we also have experienced a greater-than-expected reduction in the number of new sub-prime customers in our territory. As previously announced, we restored the $125 deposit requirement for new sub-prime credit quality customers on February 24, 2002 and this quarter represents the first full three months with this requirement in place. While we remain highly focused on sales execution and growing our subscriber base, we also recognize the critical importance of maintaining the quality of our customer base, reducing churn and minimizing bad debt expense. We believe this is the right business strategy for AirGate and will favorably position the Company to continue to achieve balanced growth in subscribers and operating earnings. We would expect higher levels of net additions during the second half of calendar 2002 as a result of both reduced churn and improved seasonality."

Based on the revised guidance, the Company also indicated in the Midwest Region it will be challenged to meet the minimum subscriber covenant under the iPCS senior credit facility. As a result, the Company has implemented aggressive promotional offerings and increased advertising to stimulate sales in the Midwest Region. The Company is in discussions with the Administrative Agent for the iPCS senior credit facility regarding the potential need for amendment of this covenant. Finally, because of the reduction in net additions, the free cash flow date for iPCS may be extended by one quarter until September 2003, but the anticipated cash cushion at free cash flow is not lower than previously expected.

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AirGate PCS Announces Revised Outlook
Page 2
June 5, 2002



The Company is issuing the following update to the guidance issued on April 30, 2002.

                                   Previous Guidance                        Revised Guidance
                                     April 30, 2002                        as of June 5, 2002
                                     --------------                        ------------------

Net Additions                       35,000 - 40,000                         22,000 - 27,000
ARPU                                   $59 - $61                               $59 - $61
Roaming Revenue                $24 million - $26 million               $25 million - $27 million
Roaming Expense                $21 million - $23 million               $18 million - $20 million
EBITDA                   ($1) million loss - ($3) million loss              EBITDA positive
Capital Expenditures              Range of $17 million                    Range of $17 million
Churn                        Consistent with recent trends         Consistent with recent trends


About AirGate PCS
AirGate PCS, Inc., including its subsidiaries, is the Sprint PCS Network Partner with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in territories within seven states located in the southeastern and mid-western United States. The territories include over 14.6 million residents in key markets such as Grand Rapids, Michigan; Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa. AirGate PCS is among the largest Sprint PCS Network Partners. As a Sprint PCS Network Partner, AirGate PCS operates its own local portion of Sprint's PCS network to exclusively provide 100% digital, 100% PCS products and services under the Sprint name in its territories.

About Sprint
Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In mid-2002, Sprint plans to launch its 3G network nationwide and expects to deliver faster speeds and advanced applications on Sprint PCS 3G Phones and devices. For more information on products and services, visit www.sprint.com/mr. Sprint PCS is a wholly-owned tracking group of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with more than 80,000 employees worldwide and $26 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.


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AirGate PCS Announces Revised Outlook
Page 3
June 5, 2002

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

Certain statements contained in this news release, such as statements concerning the company's anticipated performance, plans for growth and anticipated financial results and other factors that could affect future operations or performance, and other non-historical facts, are forward looking statements made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual performance and results may differ materially from those expressed or implied by such forward looking statements.

Such factors include: the ability to successfully integrate the operation of the businesses of AirGate and its subsidiary iPCS, Inc.; the competitiveness of AirGate and Sprint PCS pricing plans, products, services, distribution plans and advertising and their ability to stimulate sales; customer quality; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; the potential need for additional sources of liquidity; anticipated future losses; the significant level of indebtedness of each of AirGate and iPCS; adequacy of bad debt and other reserves; the potential to experience a high rate of customer turnover; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' and iPCS' filings with the Securities and Exchange Commission ("SEC"), especially in the "investment considerations" section of AirGate PCS' Form 10-K for the fiscal year ended September 30, 2001, and Form 10-Q for the fiscal quarter ended March 31, 2002, and iPCS' Form 10-K for the transition year ended September 30, 2001, and Form 10-Q for the fiscal quarter ended March 31, 2002, and in subsequent filings with SEC.

Definitions of Terms Used:
The following are terms used in the press release. None are measures of financial performance under generally accepted accounting principles in the United States. EBITDA (earnings before interest, taxes, depreciation and amortization) is a financial measure used in the financial community and ARPU and churn are metrics used in the telecommunications industry.

ARPU -- Average Revenue Per User: Summarizes the average monthly service revenue per customer, excluding roaming revenue and gross of bad debt expense. ARPU is computed by dividing service revenue by the average subscribers for the period, net of an adjustment for those customers not reasonably expected to pay.

Churn: Churn is the monthly rate of customer turnover expressed as a percentage of the customer base that discontinued the service during the month. Churn is computed by dividing the number of customers that discontinued the service during the month by the average subscribers for the period, net of an adjustment for 30 day returns and those customers not reasonably expected to pay.

Net Additions: Net additions refer to the increase in total subscribers between periods, net of an adjustment for those customers not reasonably expected to pay.

Ending Subscribers: Ending subscribers exclude an estimate of new customers added during the period who are not reasonably expected to pay.

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